SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
 March 15, 2004

FLOWSERVE CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-13179	31-0267900
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 North O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 443 - 6500

Item 9. Regulation FD Disclosure

On March 15, 2004, Flowserve Corporation (the “Company”) issued the following press release:

Flowserve Files Form 12b-25

Provides Update on Restatement of Financial Statements

2003 Full Year Expected Within 5% Of Preliminary Estimates

DALLAS —  March 15, 2004  — Flowserve Corp.  (NYSE: FLS)   today filed a Form 12b-25 with the Securities and Exchange Commission notifying the Commission that the Company is unable to file its Form 10-K for 2003 (“2003 Form 10-K”) by Mar. 15, 2004.  On Feb. 3, 2004, the Company announced its intention to restate its financial results for the nine months ended Sept. 30, 2003 and full years 2002, 2001 and 2000. The restatement predominantly corrects inventory and related balances and cost of sales.  The Company is working diligently to complete the restatement as expeditiously as possible, and the Audit/Finance Committee of the Board of Directors is conducting a review of the matter.  Until these matters are resolved, the Company is not able to finalize the financial statements and related information for inclusion in the Company’s 2003 Form 10-K.

While the analysis of the restatement and the 2003 audit are ongoing, the Company presently believes that the impact of the restatement and other post closing adjustments related to 2003 will not affect its net income by more than 5% from the Feb. 3, 2004 preliminary estimated net income for the full-year 2003 of $1.20 per share before special items and 93 cents a share after special items.  For the nine months ended Sept. 30, 2003 and for the full years 2002, 2001 and 2000, the Company currently expects that the preliminary estimated aggregate pre-tax charge of $11 million for all such periods announced on Feb. 3, 2004 will increase.  The Company believes that none of the estimated restatement adjustments will adversely affect the Company’s operations going forward.

The Company now believes that the effects of the estimated restatement adjustments may have caused the Company to have not complied by a minimal amount with a financial covenant at Sept. 30, 2001 in its then applicable Credit Agreement which is no longer in effect.  The Company also believes that it would have undertaken readily available actions to maintain compliance had this situation then been known.  The Company is currently in compliance with the financial covenants in its current Credit Agreement and believes that no further action regarding this matter is necessary.

Flowserve Corp. is one of the world’s leading providers of industrial flow management services.  Operating in 56 countries, the company produces engineered and industrial pumps for the process industries, precision mechanical seals, automated and manual quarter-turn valves, control valves and valve actuators, and provides a range of related flow management services.

SAFE HARBOR STATEMENT: This news release contains various forward-looking statements and includes assumptions about Flowserve’s future market conditions, operations and results. These statements are based on current expectations and are subject to significant risks and uncertainties. They are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Among the many factors that could cause actual results to differ materially from the forward-looking statements are: unanticipated results of the Audit/Finance Committee’s review related to the restatement and Flowserve’s review of the periods for which financial results will be restated; material adverse events in the national financial markets; changes in the already competitive environment for the Company’s products or competitors’ responses to Flowserve’s strategies; the Company’s ability to integrate past and future acquisitions into its management operations; political risks, military actions or trade embargoes affecting customer markets, including continuing conflict in Iraq with its potential impact on Middle Eastern markets and global oil producers; the health of the Company’s various customer industries, including the petroleum, chemical, power and water industries; economic turmoil in areas outside the United States; global economic growth; unanticipated difficulties or costs associated with new systems, including software; the Company’s relative geographical profitability and its impact on the Company’s utilization of foreign tax credits; and the recognition of significant expenses associated with adjustments to realign the Company’s facilities and other capabilities with its strategies and business conditions, including, without limitation, expenses incurred in restructuring the Company’s operations and the cost of financing, including increases in interest costs, and litigation developments.  Flowserve undertakes no obligation to update or revise any forward-looking statements contained herein as a result of new information, future events or otherwise occurring after the date on which such forward-looking statements are made.  New factors emerge from time-to-time, and it is not possible for Flowserve to predict all such factors.

(Table Follows)

Flowserve Corporation

Special Items

December 31, 2003

As Announced on February 3, 2004

Shares in millions

Preliminary
Estimated
2003
Earnings per share (diluted)	$0.93
Adjustments to reconcile diluted earnings per share to earnings per share before special items:
Integration expense	0.24
Restructuring expense	0.03
Net earnings per share before special items	$1.20
Average shares outstanding — diluted	55,250

Note: Flowserve’s management believes that the integration and restructuring expenses included in the 2003 preliminary estimated results, while indicative of efforts to integrate the Invensys plc (IFC) acquisition into Flowserve’s flow control division, do not reflect ongoing business results. Management has defined these expenses as special items. Management believes that investors can better evaluate and analyze historical and future business trends if they also consider results of operations without these special items. Management utilizes earnings excluding these special items to evaluate corporate and segment performance and in determining certain performance-based compensation. Earnings before special items are not a recognized measure under generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. The reconciliation table above reconciles earnings per share before special items to earnings per share on a GAAP basis.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLOWSERVE CORPORATION

By:	/s/ Ronald F. Shuff
Ronald F. Shuff
Vice President, Secretary and General Counsel

Date:  March 15, 2004.